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                                                                     EXHIBIT 4.2

                                  $100,000,000

                           FINOVA CAPITAL CORPORATION
                            (a Delaware corporation)

                           7.40% Notes due May 6, 2006

                                PRICING AGREEMENT

                                                                  April 30, 1996

Deutsche Morgan Grenfell/C.J. Lawrence Inc.
31 West 52nd Street
New York, New York  10019

Dear Sirs:

       Reference is made to the Underwriting Agreement, dated April 30, 1996 (the "Underwriting Agreement"), relating to the purchase by Deutsche Morgan Grenfell/C.J. Lawrence Inc. (the "Underwriter") of $100,000,000 aggregate principal amount of 7.40% Notes due May 6, 2006 (the "Securities") of FINOVA Capital Corporation (the "Company").

       Pursuant to Section 2 of the Underwriting Agreement, the Company agrees with the Underwriter as follows:

            1. The initial public offering price of the Securities shall be 99.951% of the principal amount thereof.

            2. The purchase price of the Securities to be paid by the Underwriter shall be 99.301% of the principal amount thereof.

       If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriter and the Company in accordance with its terms.

                                             Very truly yours,

                                             FINOVA CAPITAL CORPORATION

                                             By: /s/  ROBERT S. FITZSIMMONS
                                                 -------------------------------
                                                 Name:  Robert S. Fitzsimmons
                                                 Title: Senior Vice President-
                                                          Treasurer

CONFIRMED AND ACCEPTED,
as of the date first above written:

DEUTSCHE MORGAN GRENFELL/
  C.J. LAWRENCE INC.

By: /s/  GRANT KVALHEIM
    -------------------------------
      Name:  Grant Kvalheim
      Title: Managing Director

By: /s/  MICHAEL H. ENGLER
    -------------------------------
      Name:  Michael H. Engler
      Title: Managing Director